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                                                       Exhibit 10(v)

            AMENDMENT, dated as of February 23, 1998 (this "Amendment"), to that certain employment agreement, dated as of August 14, 1996 (the "Employment Agreement"), by and between Oxford Health Plans, Inc., (the "Corporation") and William M. Sullivan (the "Employee").

                          W I T N E S S E T H:

            WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement as provided herein.

            NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Corporation and Executive agree as follows:

                                    ARTICLE I
                                    Amendment

              1.1 Section 1 of the Employment Agreement is hereby amended by deleting the words "and Chief Operating Officer" wherever they appear.

              1.2 Section 3 of the Employment Agreement is hereby amended by deleting the first sentence thereof in its entirety, and replacing it with the following:

      "Effective as of February 23, 1998, the Corporation agrees to pay the Employee during the Term an annual base salary at a rate of $600,000 per year."

              1.3 Section 3 of the Employment Agreement (as amended) is hereby further amended by redesignating the current text (excluding the heading thereof) as Section 3(a), and adding a new Section 3(b) to read as follows:

      "(b) In addition to any other compensation payable to the Employee pursuant to this Agreement, the Employee shall be eligible to receive an annual bonus. For each year during the Term, such annual bonus shall be set at a target level of 100% of the Employee's base salary for such year, and shall be payable in the event that certain Corporation performance criteria are met, as determined by the Committee in its sole discretion. The actual amount of such annual bonus payable to the Employee shall be determined by the Committee in its sole discretion, and may be less or more than the target amount if a threshold level of performance is
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      attained, or if the Corporation performance criteria are exceeded, respectively."

              1.4 Section 3 of the Employment Agreement (as amended) is hereby further amended by adding a new Section 3(c) to read as follows:

      "(c) The Employee shall be permitted to continue to participate during the Term in the Corporation's deferred compensation program in which the Employee participated as of February 23, 1998."

              1.5 Section 3 of the Employment Agreement (as amended) is hereby further amended by adding a new Section 3(d) to read as follows:

      "(d) In addition to any other compensation payable to the Employee pursuant to this Agreement, the Corporation shall pay to the Employee an additional cash payment of $500,000, payable one-half on March 31, 1998, and one-half on May 31, 1998."

              1.6 Section 6(d) of the Employment Agreement is hereby amended by deleting the second sentence thereof in its entirety, and replacing it with the following:

      "Except as provided in Section 7(c), for purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Employee's prior written consent, of any of the following events:

              (1) removal of the Employee from, or failure to re-appoint the Employee to, his position as President of the Corporation, except in connection with the termination of the Employee for Cause;

              (2) a change in the Employee's line of reporting from that specified in Section 1 (except direct reporting to a newly hired Chief Executive Officer);
              (3) a material diminution in the Employee's duties as President of the Corporation or assignment to the Employee of duties which are inconsistent with his position as President of the Corporation;

              (4) the breach by the Corporation of any of the compensation or benefit arrangements set forth in Sections 3 and 5; or

              (5) any other material breach of this Agreement by the Corporation;


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      provided, that "Good Reason" shall not exist until after the Employee has given the Corporation notice of the applicable event within 90 days of such event and which is not remedied within 30 days after receipt of written notice from the Employee specifically delineating such claimed event and setting forth the Employee's intention to terminate employment if not remedied; provided, further, that if the specified event cannot reasonably be remedied within such 30-day period and the Corporation commences reasonable steps within such 30-day period to remedy such event and diligently continues such steps thereafter until a remedy is effected, such event shall not constitute "Good Reason" provided that such event is remedied within 60 days after receipt of such written notice."

              1.7 Section 6(h) of the Employment Agreement is hereby deleted in its entirety, and a new Section 6(h) is added to read as follows:

      "In addition to the payments set forth in Section 6(g) hereof, in the event that the Employee's employment with the Corporation terminates either (1) prior to a Change in Control or (2) following the two-year period immediately subsequent to a Change in Control (including as a result of a notice of non-renewal of the Term by the Corporation provided during such two-year period), as a result of (i) a termination by the Employee for Good Reason, (ii) a termination by the Corporation without Cause (other than for Retirement or Disability) or (iii) notice by the Corporation of non-renewal of the Term (other than for Retirement), then
      (x) the Corporation shall pay to the Employee a lump sum cash payment in an amount equal to two (2) times the sum of (A) the base salary earned by the Employee from the Corporation and its subsidiaries during the twelve-month period immediately preceding the Employee's Date of Termination, plus (B) the target annual bonus payable to the Employee by the Corporation and its subsidiaries in respect of the fiscal year in which the Employee's Date of Termination occurs (provided, however, that if such Date of Termination occurs during 1998, the cash payment determined under this clause (x) shall be in an amount equal to $2,400,000) and (y) all stock options granted to the Employee which are not otherwise vested shall become fully vested."

              1.8 A new Section 6(i) of the Employment


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Agreement is hereby added to read as follows:

      "(i) Consulting Arrangement. In the event that the Employee's employment with the Corporation terminates as a result of (i) a termination by the Employee for Good Reason (under either Section 6(d) or Section 7(c), as applicable) or (ii) a termination by the Corporation without Cause (under either Section 6(c) or 7(b), as applicable) (other than for Retirement or Disability), the Employee shall serve as a consultant to the Corporation until the first anniversary of the Employee's Date of Termination (the "Consulting Period"). During the Consulting Period, the Employee shall be reasonably available for consultation with the Corporation by telephone or in person at the Corporation's principal executive office. Performance of consulting services shall be scheduled on reasonable notice and in such a manner so as not to significantly interfere with other business activities of the Employee. In addition, service as a consultant during the Consulting Period shall be treated as service with the Corporation for purposes of determining the vested percentage of stock options and other equity awards granted to the Employee by the Corporation as of the Date of Termination. During the Consulting Period, the Corporation shall pay the Employee a consulting fee for any days on which consulting services are performed by the Employee, at a per diem rate equal to the quotient obtained by dividing the rate of Employee's base annual salary as of the Date of Termination by 220."

              1.9 Section 8(a) is hereby amended by adding the following language immediately prior to the end of such Section:

      "; provided, however, that notwithstanding the foregoing, in the event that the Employee's employment with the Corporation terminates either (I) prior to a Change in Control or (II) following the two-year period immediately subsequent to a Change in Control (including as a result of a notice of non-renewal of the Term by the Corporation provided during such two-year period), as a result of (x) a termination by the Employee for Good Reason, (y) a termination by the Corporation without Cause (other than for Retirement or Disability) or (z) notice by the Corporation of non-renewal of the Term (other than for Retirement), the Employee hereby agrees that for a period of two (2) years following his Date of Termination he shall be subject to the restrictions of clause (3) of this


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      Section 8(a)."

              1.10 Section 11 is hereby renumbered Section 12, and a new Section 11 is hereby added to read as follows:

              "11. D&O Insurance and Indemnification. During the Term, the Corporation shall continue to provide the Employee with no less favorable director and officer indemnification and insurance coverage than such coverage in effect from time to time for directors and officers of the Corporation."

              1.11 Sections 11 and 12 (as renumbered) are hereby renumbered Sections 12 and 13, respectively, and a new Section 11 is hereby added to read as follows:

              "11. Cooperation. During the Term and thereafter, the Employee hereby agrees to reasonably cooperate with the Corporation in respect of all legal proceedings, regulatory inquiries and related matters that are in progress as of February 23, 1998, or that may subsequently be filed that arise in respect of and/or are in connection with any activities of the Corporation during the term of the Employee's employment with the Corporation."


                                   ARTICLE II
                                  Miscellaneous

      2.1 Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

      2.2 Entire Agreement; Restatement. Other than as amended by Article I above, the Employment Agreement shall remain in full force and effect unaffected hereby.

      2.3 Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

      2.4 Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument and all such counterparts shall together constitute one and the same instrument.

      2.5 Effective Date. This Amendment shall be effective as of the date first above written.


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              IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.



                                        OXFORD HEALTH PLANS, INC.



                                        By:________________________
                                      Name:
                                     Title:



                                           _________________________
                                           William M. Sullivan